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Pennsylvania Commerce Bancorp

Pennsylvania Commerce Bancorp, Inc. Declares 5% Stock Dividend

CAMP HILL, PA (January 23, 2004) -- Pennsylvania Commerce Bancorp, Inc. (NASDAQ:
COBH) Chairman Gary L. Nalbandian today declared a 5% stock dividend on the bank-holding company's common stock outstanding.

"Our financial performance this past year has again been marked by record earnings," Nalbandian said. "We are pleased to reward our shareholders with this dividend."

The dividend is payable Feb. 24, 2004 to shareholders of record Feb. 6, 2004. This marks the 11th consecutive year that Pennsylvania Commerce Bancorp has paid a 5% stock dividend.

The stock market continues to reward Pennsylvania Commerce Bancorp shareholders for the company's success, as demonstrated by a 24% average annual return on its common stock over the past ten years versus a ten-year average return of 11% for the S&P Index.

Pennsylvania Commerce Bancorp, headquartered in Camp Hill, PA, is parent company of Commerce Bank/Harrisburg, NA. With assets exceeding $1 billion, the bank has a network of 23 stores serving Berks, Cumberland, Dauphin, Lebanon and York counties.

Contacts:
Gary L. Nalbandian, Chairman, President and CEO or
Mark A. Zody, CFO
717-975-5630